UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2007

Armor Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18863 (Commission File Number)	59-3392443 (IRS Employer Identification No.)

13386 International Parkway, Jacksonville, Florida (Address of Principal Executive Offices)	32218 (Zip Code)

(904) 741-5400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Armor Holdings, Inc. (“Armor”) today announced that its stockholders voted to adopt the Agreement and Plan of Merger, dated as of May 7, 2007 among BAE Systems, Inc., Jaguar Acquisition Sub Inc., and Armor (the “Merger Agreement”) at a special meeting of Armor’s stockholders. Approximately 99.7%, or 25,284,053, of the 25,361,367 shares of Armor common stock represented in person or by proxy at the special meeting were voted in favor of adopting the Merger Agreement. This equates to approximately 71.0% of the 35,591,765 total shares outstanding and entitled to vote at the special meeting.

The merger consideration payable to stockholders of Armor at closing pursuant to the Merger Agreement will be $88.00 per share in cash, without interest. The merger is expected to be completed as soon as practicable after the satisfaction or waiver of all conditions precedent, which is anticipated to occur on or about July 31, 2007.

Reference is made to the press release, dated July 25, 2007, which is attached hereto as Exhibit 99.1, regarding the adoption of the Merger Agreement by the stockholders of Armor, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed herewith as part of this report:

Exhibit	Description
99.1	Press Release of Armor Holdings, Inc., dated July 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMOR HOLDINGS, INC.
Dated: July 25, 2007	/s/ Robert R. Schiller
	Name:	Robert R. Schiller
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of Armor Holdings, Inc., dated July 25, 2007